UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 18, 2005

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11455 El Camino Real, Suite 140, San Diego, California 92130
(Address of principal executive offices, with zip code)

(858) 703-2820
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 21, 2005, iVOW, Inc., a Delaware corporation (the “Company”), filed a Form 8-K to report the resignation of Jim Hornthal from its Board of Directors and the appointment of William J. Nydam to fill the vacancy created by Mr. Hornthal’s resignation.  The Form 8-K incorrectly stated that Mr. Nydam was appointed as a Class II director with a term expiring at the 2006 Annual Meeting of Stockholders.  The purpose of this amendment is to provide the correct information regarding the class and term of office to which Mr. Nydam was appointed.

Item 5.02                     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 21, 2005, the Company announced the resignation of Jim Hornthal from the Board of Directors of the Company, effective as of November 18, 2005.  Mr. Hornthal resigned in order to pursue other opportunities.  William J. Nydam was appointed by the Board of Directors of the Company, on the recommendation of the Nominating and Governance Committee of the Board, to fill the vacancy created by the resignation of Mr. Hornthal, effective as of November 18, 2005.  Mr. Nydam was appointed a Class III director with a term expiring at the 2007 Annual Meeting of Stockholders.

A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                     FINANCIAL STATEMENTS AND EXHIBITS.

(c)                    Exhibits

The following exhibit is filed with this current report:

Exhibit No.	Description
99.1*	Press Release, dated November 21, 2005.

* Incorporated by reference to the Form 8-K filed on November 21, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: April 7, 2006	/s/ Richard M. Gomberg
Richard M. Gomberg Vice President of Finance, Chief Financial Officer and Secretary (Principal financial and accounting officer)

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EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release, dated November 21, 2005.

* Incorporated by reference to the Form 8-K filed on November 21, 2005.